Exhibit 99. 1

January 31, 2012

Press Release

Source:	Farmers National Banc Corp.

John S. Gulas, President and CEO

20 South Broad Street P.O. Box 555

Canfield, OH 44406

330.533.3341

330.533.0451 (FAX)

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. REPORTS RESULTS FOR FOURTH QUARTER 2011 AND ANNOUNCES SPECIAL $0.03 CASH DIVIDEND FOR A ONE TIME 25% PREMIUM

CONTINUED GROWTH IN REVENUE FROM FEE BASED SERVICES:

•	Net income for 2011 was up 3% to $9.2 million versus $9.0 million in 2010.

•	116 consecutive quarters of positive earnings.

•	Net income was $3.0 million, or $0.16 per diluted share, for the fourth quarter of 2011, compared to $3.3 million, or $0.24 per diluted share, for the fourth quarter of 2010.

•	Investment commissions and trust fees for the fourth quarter of 2011 increased 15% and 7%, respectively, from the fourth quarter of 2010.

STRONG CAPITAL LEVELS:

•	Tangible common equity to tangible assets improved to 10.18% at December 31, 2011, compared to 8.31% at December 31, 2010.

•	Stockholders’ equity increased 30% from December 31, 2010 to December 31, 2011.

STABLE ASSET QUALITY:

•	Provision for loan losses for the fourth quarter of 2011 decreased $2.2 million from the fourth quarter of 2010.

•	Loans 30 – 89 days delinquent decreased to $3.4 million at December 31, 2011, compared to $7.9 million at December 31, 2010.

CANFIELD, Ohio (January 31, 2012) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three and twelve months ended December 31, 2011 (fourth quarter and full year, respectively). Also, Farmers’ board of directors declared a special one-time additional dividend of $0.03 per share special cash dividend, payable on February 28, 2012 to common shareholders of record as of February 13, 2012. This special one-time additional $0.03 cash dividend represents a 25% premium on the current $0.12 annual cash dividend. John S. Gulas, President and CEO, stated “Farmers has navigated through the great recession with positive earnings each quarter, and we felt it appropriate to share the earnings with our shareholders through this special additional dividend”.

Net income for the twelve months ended December 31, 2011 was $9.2 million, compared to $9.0 million for the same twelve month period in 2010. Net income was $3.0 million for the quarter ended December 31, 2011, compared to $3.3 million for the fourth quarter of 2010 and $2.4 million for the third quarter of 2011. On a per share basis, net income for the fourth quarter ended December 31, 2011 was $0.16 per diluted share, compared to $0.24 for the fourth quarter ended December 31, 2010 and $0.13 for the third quarter ended September 30, 2011. The tangible common equity ratio increased to 10.18% at December 31, 2011, compared to 8.31% at December 31, 2010, mainly as a result of the successful common share offering completed in the first quarter of 2011. Farmers’ total assets reported at December 31, 2011 were $1.1 billion, representing an 8.7% increase compared to $982.8 million in total assets recorded at December 31, 2010.

John S. Gulas, President and CEO, stated “Our net income increased to $9.2 million for the twelve months ended December 31, 2011, which represents a 3% increase over the $9.0 million reported for the same period in 2010. Income from trust fees and investment commissions increased 14% during the same twelve month period. The increases reflect the continued benefit from our strategy to diversify income streams. The provision for loan losses decreased from $8.1 million for the twelve month period ending December 31, 2010 to $3.7 million for the twelve months ended December 31, 2011. This 55% decrease is a result of improved credit quality, as net charge-offs have declined from $6.2 million for twelve months ended December 31, 2010 to $3.1 million for the same period in 2011. We have also seen a decline in our 30-89 day delinquencies, from $7.9 million at December 31, 2010 to $3.4 million at December 31, 2011. Even with the reduction in our provision, because of improved credit quality, we maintained strong reserves against probable incurred losses.”

Net loans were reported at $562.7 million at December 31, 2011, versus $581.1 million at the same time in 2010, a decrease of $18.4 million, or 3.2%. The decline in loans, particularly in the first quarter of 2011, is related to slow economic growth. Net loans increased $5.7 million (or 1%) in comparing the fourth quarter of 2011 to the third quarter of 2011. Farmers believes its demand experience for business and consumer credit is consistent with the experience of other banks in the Federal Reserve’s Fourth District and banks nationally per the Federal Reserve Beige Book. Deposits increased $79.1 million, or 10.4%, from $761.1 million at December 31, 2010 to $840.1 million at December 31, 2011, as customers continue to seek the safety and security of FDIC insured deposit accounts.

Stockholders’ equity totaled $114.4 million, or 10.7% of total assets, at December 31, 2011, an increase of $26.4 million, or 30.0%, compared to $88.0 million at December 31, 2010. The increase in equity was partially the result of the successful common share offering completed in the first quarter of 2011, adding approximately $14 million in capital. The increase is also the result of net income and mark to market adjustments in investment securities, offset by cash dividends paid to shareholders during the past twelve months. Shareholders received a $0.03 per share cash dividend on December 31, 2011 and a total of $0.12 per share cash dividends paid in the past four quarters. Book value per share decreased 5.4% from $6.45 per share at December 31, 2010 to $6.10 per share at December 31, 2011. This decrease is mainly the result of the increase in shares outstanding, which includes the 5 million shares issued in the first quarter 2011 common share offering. Farmers’ tangible book value per share also decreased 3.2% from $5.95 per share at December 31, 2010 to $5.76 per share at December 31, 2011.

Net Interest Income – Net interest income was $9.1 million for the fourth quarter of 2011, which compared to $9.8 million in the fourth quarter of 2010. The net interest margin to average earning assets on a fully taxable equivalent basis decreased 36 basis points to 3.80% for the three months ended December 31, 2011, compared to 4.16% for the same period in the prior year. The decrease in net interest margin is largely a result of the change in the mix of interest earning assets. Loans, which yield more than securities, comprised a smaller level of interest-earning assets in the current year. At December 31, 2011, loans were 56% of average earning assets, compared to 62% at December 31, 2010. In comparing the quarters ending December 31, 2011 and 2010, yields on earning assets decreased 64 basis points, while the cost of interest bearing liabilities decreased 29 basis points.

On a year-to-date basis, net interest income declined slightly to $36.6 million for the twelve month period ended December 31, 2011, compared to $37.4 million in the same period in 2010. The annualized net interest margin to average earning assets on a fully taxable equivalent basis was 4.01% for the twelve months ended December 31, 2011, compared to 4.10% for the same period in the prior year.

Noninterest Income – Noninterest income was $4.5 million for the fourth quarter of 2011, unchanged compared to the same quarter of 2010. Security gains of $1.8 million were recorded in the fourth quarter of 2011, compared to $1.5 million in the same quarter in 2010. Trust fees were $1.3 million for the quarter ended December 31, 2011, an increase of $80 thousand, or 7%, compared to the same quarter in 2010. Investment commissions also increased for the quarter ended December 31, 2011 to $194 thousand, compared to $168 thousand in the same quarter in 2010.

Noninterest income for the twelve months ended December 31, 2011 was $12.5 million, compared to $13.2 million for the same period in 2010. The decrease in noninterest income is primarily due to security gains of $2.7 million recorded in 2010, compared to $1.8 million in 2011. Bank owned life insurance income was also $399 thousand higher in 2010 compared to 2011, as a result of the receipt of death benefit proceeds in excess of cash value, which are included income. This was offset by increases in trust fee income and investment commissions in 2011 of $454 thousand and $323 thousand, respectively.

Noninterest Expense – Noninterest expense totaled $9.6 million for the fourth quarter of 2011, which is $1.8 million more than the $7.9 million in the same quarter in 2010. Most of this increase is a result of a $1.2 million prepayment penalty related to the payoff of advances from the Federal Home Loan Bank of Cincinnati. The advances were paid off prior to maturity to decrease Farmers’ cost of funds and improve regulatory risk based capital ratios. Salaries and employee benefits also increased $528 thousand, primarily resulting from a higher number of employees in the current quarter. The higher employee count is attributed primarily to our North Canton and Secondary Mortgage project expansions.

Noninterest expenses for the twelve months ended December 31, 2011 was $33.7 million, compared to $31.0 million for the same period in 2010, representing an increase of $2.8 million, or 8.9%. The increase is mainly the result of the previously mentioned Federal Home Loan Bank advances prepayment penalties of $1.2 million and a $1.1 million increase in salaries and employee benefits, resulting from a higher number of employees in the current year.

Farmers’ tax equivalent efficiency ratio for the three month period ended December 31, 2011 was 76.90% compared to 57.3% for the same period in 2010. The decline in the efficiency ratio was the result of the $1.2 million Federal Home Loan Bank advances prepayment penalties paid in 2011. It should be noted that the efficiency ratio in the same period in 2010 was enhanced by bank owned life insurance income from death benefit proceeds of $511 thousand, compared to none in the fourth quarter of 2011.

Asset Quality – Non-performing loans equaled 1.92% of total loans at December 31, 2011, compared to 1.51% at December 31, 2010. Loans 30–89 days delinquent decreased $4.5 million, or 56.7%, to $3.4 million since December 31, 2010. Non-performing loans totaled $11.0 million at December 31, 2011, an increase of $100 thousand and $2.1 million, compared to September 30, 2011 and December 31, 2010, respectively. The increase compared to the prior year is primarily related to non-performing loans in the commercial real estate and residential real estate portfolios. On December 31, 2011, the ratio of the allowance for loan losses (ALLL) to non-performing loans was 89%, compared to 105% at December 31, 2010. At December 31, 2011, the ALLL/total loan ratio increased to 1.72%, compared to 1.58% at December 31, 2010. Although this ratio has increased over the past twelve months, management feels that it is prudent, at this time, to maintain this current range given the uncertainty in the economy and continued stress on real estate values and depressed loan demand. For the three months ended December 31, 2011, management did not record a provision to the allowance for loan losses, compared to a $700 thousand provision in the preceding quarter and a $2.2 million provision in the same three month period in the prior year. Although net charge-offs were higher than previous quarters and non-performing loans remained consistent from the previous quarter, other factors lead to not recording a provision in the fourth quarter. One of these factors is that management’s formula for calculating the ALLL requires a lower historical loss percentage be applied to homogeneous and pass rated loans, due to higher charge-off periods rolling off the historical average calculation. Another factor was that charge-offs in the fourth quarter were related to loans with specific loss allocations that were expensed in prior quarters. Net charge-offs for the quarter ending December 31, 2011 were $1.2 million, compared to $591 thousand and $677 thousand for the third quarter of 2011 and the fourth quarter of 2010, respectively. The provision for loan losses exceeded net charge-offs for the twelve month period ended December 31, 2011.

Farmers National Banc Corp. is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC and Farmers Trust Company. Farmers’ operates eighteen banking offices throughout Mahoning, Trumbull, Columbiana and Stark Counties and two trust offices located in Youngstown and Howland. Farmers offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com.

Non-GAAP Disclosure

This press release includes disclosures of Farmers tangible common equity ratio and pre-tax, pre-provision income and pre-tax,pre-provision income, excluding gains (losses) on sales of securities, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2010, which has been filed with the Securities and Exchange Commission and is available on Farmers’ website (www.farmersbankgroup.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share data)

Consolidated Statements of Income

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2011	Sept 30, 2011	June 30, 2011	March 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010	Percent Change
Total interest income	$10,893	$11,218	$11,194	$11,129	$11,980	$44,434	$48,365	-8.1%
Total interest expense	1,771	1,983	2,037	2,046	2,218	7,837	10,998	-28.7%

Net interest income	9,122	9,235	9,157	9,083	9,762	36,597	37,367	-2.1%
Provision for loan losses	0	700	1,075	1,875	2,200	3,650	8,078	-54.8%
Other income	4,532	2,696	2,694	2,617	4,456	12,539	13,210	-5.1%
Other expense	9,645	8,177	8,092	7,814	7,870	33,728	30,964	8.9%

Income before income taxes	4,009	3,054	2,684	2,011	4,148	11,758	11,535	1.9%
Income taxes	969	683	567	321	892	2,540	2,544	-0.2%

Net income	$3,040	$2,371	$2,117	$1,690	$3,256	$9,218	$8,991	2.5%

Average shares outstanding	18,730	18,701	18,674	16,957	13,610	18,272	13,564
Pre-tax pre-provision income	$4,009	$3,754	$3,759	$3,886	$6,348	$15,408	$19,613
Basic and diluted earnings per share	0.16	0.13	0.11	0.10	0.24	0.50	0.66
Cash dividends	562	561	560	559	408	2,242	1,626
Cash dividends per share	0.03	0.03	0.03	0.03	0.03	0.12	0.12
Performance Ratios
Net Interest Margin (Annualized)	3.80%	3.97%	4.05%	4.22%	4.16%	4.01%	4.10%
Efficiency Ratio (Tax equivalent basis)	76.90%	64.64%	64.42%	62.57%	57.34%	67.14%	61.10%
Return on Average Assets (Annualized)	1.13%	0.90%	0.83%	0.69%	1.26%	0.89%	0.87%
Return on Average Equity (Annualized)	11.37%	8.56%	8.05%	7.12%	14.29%	8.76%	10.46%
Dividends to Net Income	18.49%	23.66%	26.45%	33.08%	12.53%	24.32%	18.08%

Consolidated Statements of Financial Condition

	Dec 31, 2011	Sept 30, 2011	June 30, 2011	March 31, 2011	Dec 31, 2010
Assets
Cash and cash equivalents	$52,422	$94,889	$45,139	$81,939	$37,305
Securities available for sale	400,029	382,853	358,335	315,039	314,347

Loans	572,483	567,995	568,704	576,450	590,367
Less allowance for loan losses	9,820	10,984	10,876	10,137	9,307

Net Loans	562,663	557,011	557,828	566,313	581,060

Other assets	52,757	51,652	52,919	51,270	50,039

Total Assets	$1,067,871	$1,086,405	$1,014,221	$1,014,561	$982,751

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Dec 31, 2011	Sept 30, 2011	June 30, 2011	March 31, 2011	Dec 31, 2010
Liabilities and Stockholders’ Equity
Deposits	$840,125	$806,198	$770,063	$765,277	$761,050
Other interest-bearing liabilities	109,351	162,386	132,292	143,281	130,367
Other liabilities	3,950	3,963	3,290	2,881	3,286

Total liabilities	953,426	972,547	905,645	911,439	894,703
Stockholders’ Equity	114,445	113,858	108,576	103,122	88,048

Total Liabilities and Stockholders’ Equity	$1,067,871	$1,086,405	$1,014,221	$1,014,561	$982,751

Period-end shares outstanding	18,757	18,730	18,700	18,674	13,646
Book value per share	$6.10	$6.08	$5.81	$5.52	$6.45
Tangible book value per share	5.76	5.73	5.45	5.16	5.95
Capital and Liquidity
Total Capital to Risk Weighted Assets (a)	17.43%	17.24%	16.94%	16.73%	13.99%
Tier 1 Capital to Risk Weighted Assets (a)	16.16%	15.97%	15.65%	15.46%	12.73%
Tier 1 Capital to Average Assets (a)	9.50%	9.48%	9.41%	9.43%	7.65%
Equity to Asset Ratio	10.72%	10.48%	10.71%	10.16%	8.96%
Tangible Common Equity Ratio	10.18%	9.94%	10.11%	9.56%	8.31%
Net Loans to Assets	52.69%	51.27%	55.00%	55.82%	59.13%
Loans to Deposits	68.14%	70.45%	73.85%	75.33%	77.57%
Asset Quality
Non-performing loans	10,984	10,884	7,865	11,011	8,901
Other Real Estate Owned	585	569	799	856	532
Non-performing assets	11,569	11,453	8,664	11,867	9,433
Loans 30—89 days delinquent	3,431	3,386	3,758	3,392	7,924
Charged-off loans	1,397	830	1,035	1,259	827
Recoveries	232	239	699	214	150
Net Charge-offs	1,165	591	336	1,045	677
Annualized Net Charge-offs to Average Net Loans Outstanding	0.84%	0.43%	0.24%	0.74%	0.46%
Allowance for Loan Losses to Total Loans	1.72%	1.93%	1.91%	1.76%	1.58%
Non-performing Loans to Total Loans	1.92%	1.92%	1.38%	1.91%	1.51%
Allowance to Non-performing Loans	89.40%	100.92%	138.28%	92.06%	104.56%
Non-performing Assets to Total Assets	1.08%	1.05%	0.85%	1.17%	0.96%

(a) December 31, 2011 ratio is estimated

Unaudited

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	Dec 31, 2011	Sept 30, 2011	June 30, 2011	March 31, 2011	Dec 31, 2010
Stockholders’ Equity	$114,445	$113,858	$108,576	$103,122	$88,048
Less Goodwill and other intangibles	6,441	6,553	6,665	6,777	6,920

Tangible Common Equity	$108,004	$107,305	$101,911	$96,345	$81,128

Reconciliation of Total Assets to Tangible Assets

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Dec 31, 2011	Sept 30, 2011	June 30, 2011	March 31, 2011	Dec 31, 2010
Total Assets	$1,067,871	$1,086,405	$1,014,221	$1,014,561	$982,751
Less Goodwill and other intangibles	6,441	6,553	6,665	6,777	6,920

Tangible Assets	$1,061,430	$1,079,852	$1,007,556	$1,007,784	$975,831

Reconciliation of Income Before Taxes to Pre-Tax, Pre-Provision Income

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
						For the Twelve
	For the Three Months Ended					Months Ended
	Dec 31, 2011	Sept 30, 2011	June 30, 2011	March 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010
Income before income taxes	$4,009	$3,054	$2,684	$2,011	$4,148	$11,758	$11,535
Provision for loan losses	0	700	1,075	1,875	2,200	3,650	8,078

Pre-tax, pre-provision income	$4,009	$3,754	$3,759	$3,886	$6,348	$15,408	$19,613